Exhibit 5.1

DLA Piper LLP (US) 2525 East Camelback Road Suite 1000 Phoenix, Arizona 85016-4232 www.dlapiper.com

April 7, 2023

Roth CH Acquisition IV Co.

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Re:	Registration Statement on Form S-4 (Registration No. 333-269095); Business Combination with Tigo Energy, Inc.

Ladies and Gentlemen:

We have acted as counsel to Roth CH Acquisition IV Co., a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4, Registration No. 333-269095 (as amended, the “Registration Statement”), and the related proxy statement/prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 60,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), dated as of December 5, 2022, by and among the Company, Tigo Energy, Inc., a Delaware corporation (“Tigo”), and Roth IV Merger Sub Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of the Company (the “Merger Sub”). If the transactions contemplated by the Merger Agreement are completed, Merger Sub will merge with and into Tigo, with Tigo surviving the merger as a wholly owned subsidiary of the Company (the “Business Combination”). Following the closing of the Business Combination (the “Closing”), the Company intends to change its name to “Tigo Energy, Inc.”

Under the terms of the Merger Agreement, immediately prior to the effective time of the Business Combination, Tigo will (i) cause each issued and outstanding share of Tigo preferred stock to be automatically converted into a number of shares of Tigo common stock (“Tigo Common Stock”) in accordance with Tigo’s charter (the “preferred stock conversion”) and (ii) use reasonable best efforts to cause the “cashless” exercise of Tigo warrants for Tigo Common Stock (the “warrant exercise”). Among other things, at the effective time of the Business Combination, each share of Tigo Common Stock issued and outstanding immediately prior to the Closing (including shares of Tigo Common Stock issued in the preferred stock conversion and warrant exercise prior to the Closing but excluding shares owned by Tigo or any direct or indirect wholly owned subsidiary of Tigo as treasury stock, shares owned by the Company, and shares of Tigo Common Stock issued and outstanding immediately prior to the effective time of the Business Combination held by a holder who has not voted in favor of adoption of the Merger Agreement or consented thereto in writing and who is entitled to demand and has properly exercised appraisal rights of such shares in accordance with Section 262 of the Delaware General Corporation Law (“DGCL”) and otherwise complied with all of the provisions of the DGCL relevant to the exercise and perfection of dissenters’ rights) will be cancelled and converted into the right to receive a pro rata portion of the merger consideration based on the number of shares of Tigo capital stock outstanding before completion of the Business Combination on a fully diluted basis.

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of up to 60,000,000 shares of Common Stock (the “Shares”) to be issued pursuant to the Merger Agreement. This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related proxy statement/prospectus, any proxy statement/prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Common Stock.

In connection with our opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)	the Registration Statement;
(b)	the Merger Agreement;
(c)

the form of second amended and restated certificate of incorporation of the Company to become effective upon consummation of the Business Combination, in the form attached to the Registration Statement as Annex B and filed as Exhibit 3.4 to the Registration Statement (the “Certificate of Incorporation”);

(d)

the form of proposed amended and restated bylaws of the Company, to be adopted in connection with the Business Combination, in the form attached to the Registration Statement as Annex C and filed as Exhibit 3.5 to the Registration Statement (the “Bylaws”);

(e)	a copy of the resolutions of the board of directors of the Company adopted on December 1, 2022 and December 29, 2022; and
(f)

such other documents, records, certificates of officers and other representatives of the Company and of public officials and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us.

In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the following: (i) the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, (ii) each of the parties to the documents we have reviewed, other than the Company, has duly and validly executed and delivered each such document to which such party is a signatory and each instrument, agreement and each such party’s obligations set forth in the documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms, (iii) the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies (including as portable document file (“.PDF”) copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies or via DocuSign or similar electronic signatures) are genuine, (iv) the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and (v) the accuracy of all statements in certificates of officers of the Company that we reviewed.

We have also assumed that (i) the Registration Statement, as finally amended, will have become effective (and will remain effective at the time of issuance of the Shares); (ii) the stockholders of the Company will have duly approved the Business Combination and the Certificate of Incorporation; (iii) prior to the issuance of the Shares, the Certificate of Incorporation will be filed with, and accepted of record by, the Secretary of State of the State of Delaware; and (iv) all other necessary action will have been taken under the applicable laws of the State of Delaware to authorize and permit the Business Combination, and any and all consents, approvals and authorizations from applicable governmental and regulatory authorities required to authorize and permit the Business Combination will have been obtained.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the Shares, when issued in accordance with the Merger Agreement and the Registration Statement, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the DGCL as in effect on the date hereof. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Common Stock appearing under the caption “Legal Matters” in the proxy statement/prospectus forming part of the Registration Statement and in any proxy statement/prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ DLA Piper LLP (US)
DLA Piper LLP (US)